SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                        [x]
Filed by a Party other than the Registrant     [ ]
Check the appropriate box:
[X]      Preliminary Proxy Statement
[ ]      Confidential, For Use of the Commission
          Only (as permitted by Rule 14a-6(e) (2)
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Infocrossing, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement no.:

        3)  Filing Party:

        4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 25, 2002

                           --------------------------

The Annual Meeting of Stockholders will be held at 9:00 A.M. on Tuesday, June 25, 2002, at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605, for the following purposes:

1.       To elect three Directors of the Company for a three-year term;

2. To ratify the approval of the issuance of warrants to purchase shares of common stock of the Company;

3. To approve a proposal to adopt the Company's 2002 Stock Option and Stock Appreciation Rights Plan; and

4.       To transact such other business as may properly come before the Annual
         Meeting.

Only stockholders of record at the close of business on May 9, 2002 will be entitled to vote at the Annual Meeting.


             YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.


                               By order of the Board of Directors,



                               Nicholas J. Letizia
                               Secretary




May 24, 2002

                               INFOCROSSING, INC.
                            2 CHRISTIE HEIGHTS STREET
                            LEONIA, NEW JERSEY 07605
                                 (201) 840-4700
                          ----------------------------

                                 PROXY STATEMENT
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2002
                        --------------------------------

                               GENERAL INFORMATION

The enclosed Proxy is solicited on behalf of the Board of Directors of Infocrossing, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00 A.M. on Tuesday, June 25, 2002 (the "Meeting Date"), at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605.

The authority granted by an executed Proxy may be revoked at any time before its use by (a) filing a written revocation with the Secretary of the Company, (b) submitting a new, duly-executed Proxy bearing a later date, or (c) voting in person at the Meeting. Shares represented by valid Proxies will be voted at the Meeting in accordance with the specifications in the Proxies.

If no specifications are made in otherwise properly executed Proxies, they will be voted (1) FOR the election of the Directors nominated by the Board, (2) FOR the ratification of the issuance of warrants to purchase shares of common stock of the Company, and (3) FOR adopting the 2002 Stock Option Plan and Stock Appreciation Rights Plan (the "Proposed Plan"). If the Proposed Plan is adopted, grants would no longer be made under the Company's Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan.

Only stockholders of record at the close of business on May 9, 2002 (the "Record Date") will be entitled to vote at the Meeting, either in person or by Proxy. On the Record Date, the Company had outstanding 5,342,426 shares of common stock, $0.01 par value, each entitled to one vote. In addition, the Company had outstanding 157,377 shares of Redeemable 8% Series A Cumulative Convertible Participating Preferred Stock (the "Preferred Stock"). Each share of Preferred Stock is entitled to 14.16 votes, which is the number of common shares into which each share of the Preferred Stock is entitled to be converted on the Record Date. The common stock and the Preferred Stock are the Company's only classes of voting stock currently outstanding. A majority in interest of the outstanding voting stock, represented at the Meeting either in person or by Proxy, constitutes a quorum for the transaction of business.

The Company will bear the cost of the solicitation of Proxies including, upon request, reimbursement of brokerage companies and other nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of common stock. In addition to the use of the mails, employees of the Company may devote part of their time to the solicitation of Proxies by telephone, telegraph, or in person, but no additional compensation will be paid to them.

The approximate date on which this Proxy Statement and accompanying Proxy are first being sent or given to stockholders is May 24, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of May 9, 2002 by (a) all current Directors of the Company, (b the Chief Executive Officer and the four most highly compensated executive officers of the Company whose salary exceeded $100,000 in the most recent year (the "Named Executives"), (c) all current directors and executive officers as a group, and (d) any other person known by the Company to be the beneficial owner of more than 5% of its common stock. Beneficial ownership includes shares that the beneficial owner has the right to acquire within sixty days of the above date from conversion of preferred stock (including accrued dividends thereon) and the exercise of options, warrants, or similar obligations. If no address is shown, the address of the beneficial owner is in care of the Company.
               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
--------------------------------------------------------------------------------
                                          Number of Shares          Percentage
Name and Address of Beneficial Owner     Beneficially Owned          of Class
------------------------------------  -----------------------     --------------

Zach Lonstein                           (1)         1,707,925          27.8%
------------------------------------  ------- ---------------     --------------
Robert B. Wallach                       (2)           526,475          8.2%
------------------------------------  ------- ---------------     --------------
Nicholas J. Letizia                     (3)            12,800            *
------------------------------------  ------- ---------------     --------------
Thomas Laudati                          (4)            23,600            *
------------------------------------  ------- ---------------     --------------
Robert O. Graham                        (5)           -                  -
------------------------------------  ------- ---------------     --------------
Tyler T. Zachem
DB Capital Partners, Inc.
31 West 52nd Street - 26th Floor
New York, NY  10019                     (6)         3,002,294          33.6%
------------------------------------  ------- ---------------     --------------
Timothy W. Billings
DB Capital Partners, Inc.
31 West 52nd Street - 26th Floor
New York, NY  10019                     (6)           -                  -
------------------------------------  ------- ---------------     --------------
Richard A. Keller
Sandler Capital Management
767 Fifth Avenue - 45th Floor
New York, NY  10153                     (7)         2,982,278          33.4%
------------------------------------  ------- ---------------     --------------
Samantha McCuen
Sandler Capital Management
767 Fifth Avenue - 45th Floor
New York, NY  10153                     (7)         2,982,278          33.4%
------------------------------------  ------- ---------------     --------------
Kathleen A. Perone
22 Ocean Drive Avenue
Monmouth Beach, NJ  07750               (8)            35,000            *
------------------------------------  ------- ---------------     --------------
Michael B. Targoff
1330 Avenue of the Americas
New York, NY  10019                     (9)            31,250            *
------------------------------------  ------- ---------------     --------------
Peter J. DaPuzzo
378 Taconic Road
Greenwich, CT  06831                    (10)           44,750            *
------------------------------------  ------- ---------------     --------------
All current Directors and executive
   officers as a group (15 persons)     (11)        7,665,658          63.7%
------------------------------------  ------- ---------------     --------------
*       Less than 1% of Class
                             Continued on next page.

--------------------------------------------------------------------------------
                                           Number of Shares         Percentage
Name and Address of Beneficial Owner      Beneficially Owned         of Class
------------------------------------   -----------------------    --------------
DB Capital  Partners, Inc.
31 West 52nd Street - 26th Floor
New York, NY  10006                      (6)         3,002,294         33.6%
------------------------------------   ------- ---------------    --------------
Sandler Capital Management
767 Fifth Avenue
New York, NY  10153                      (7)         2,982,278         33.4%
------------------------------------   ------- ---------------    --------------
Sandler Capital Partners V, L.P.
767 Fifth Avenue
New York, NY  10153                      (12)        1,938,079         24.6%
------------------------------------   ------- ---------------    --------------
Sandler Capital Partners V FTE, L.P.
767 Fifth Avenue
New York, NY  10153                      (13)          794,007         11.8%
------------------------------------   ------- ---------------    --------------
Camden Partners
One South Street - Suite 2150
Baltimore, MD  21202                     (14)          944,435         14.7%
------------------------------------   ------- ---------------    --------------
Hilliard Farber Securities
45 Broadway
New York, NY  10006                                    423,900         7.1%
------------------------------------   ------- ---------------    --------------
Charles F. Auster
41 Edgewood Road
Summit, NJ  07901                                      332,852         5.6%
------------------------------------   ------- ---------------    --------------


          (1) Includes 195,500 shares of common stock issuable upon exercise of vested options held by Mr. Lonstein. Also includes 750,000 shares that are subject to options held by DB Capital Investors, L.P., Sandler Capital Management, and other parties to a private placement of securities (see "Certain Relationships and Related Party Transactions" below).

          (2) Includes 477,050 shares of common stock issuable upon exercise of vested options held by Mr. Wallach.

          (3) Includes 12,800 shares of common stock issuable upon exercise of vested options held by Mr. Letizia.

          (4) Includes 23,600 shares of common stock issuable upon exercise of vested options held by Mr. Laudati.

          (5) Mr. Graham ceased to be an employee of the Company on January 31, 2002.

          (6) Includes 1,114,468 common shares issuable upon conversion of 78,688.5 shares of Preferred Stock, including accrued dividends thereon, 1,512,826 common shares issuable upon exercise of warrants, and 375,000 common shares which may be purchased from Mr. Lonstein subject to an option. Mr. Billings is a Senior Associate and Mr. Zachem is a Managing Director of DB Capital
               Partners,  Inc.,  which  is the  General  Partner  of DB  Capital
               Partners, L.P., which in turn is the General Partner of DB Capital Investors, L.P., the owner of the shares of the Preferred Stock, warrants, and option. Mr. Zachem has shared voting and dispositive power over such Preferred Stock, warrants, and option noted above, and Messrs. Zachem and Billings have disclaimed beneficial ownership for all of the shares beneficially owned by DB Capital Investors, L.P., except as to the extent of their pecuniary interest therein. DB Capital Investors, L.P. owns 50% of the outstanding shares of Preferred Stock.

          (7) Includes 1,107,038 common shares issuable upon conversion of 78,164 shares of Preferred Stock, including accrued dividends thereon, 1,502,740 common shares issuable upon exercise of warrants, and 372,500 common shares which may be purchased from Mr. Lonstein subject to options. Ms. McCuen and Mr. Keller are Managing Directors of Sandler Capital Management, which is the general partner of Sandler Investment Partners, L.P., which in turn is the general partner of five funds that collectively own the Preferred Stock, warrants, and options noted above. Ms. McCuen and Mr. Keller have shared voting and dispositive power over such Preferred Stock, warrants, and options. The five funds collectively own 49.7% of the outstanding shares of Preferred Stock.

          (8) Includes 35,000 shares of common stock issuable upon exercise of non-qualified options held by Ms. Perone.

          (9) Includes 31,250 shares of common stock issuable upon exercise of vested options held by Mr. Targoff.

          (10) Includes 38,750 shares of common stock issuable upon exercise of vested options held by Mr. DaPuzzo.

          (11) Includes 2,221,506 common shares issuable upon conversion of 156,852 shares of Preferred Stock and 3,015,566 common shares issuable upon exercise of warrants over which four directors exercise shared control. Also includes 860,736 shares of common stock issuable upon exercise of options collectively held by the fifteen directors and executive officers of the Company.

          (12) Includes 719,425 common shares issuable upon conversion of 50,796 shares of the Preferred Stock, including accrued dividends thereon, 976,579 common shares issuable upon exercise of warrants, and 242,075 common shares which may be purchased from Mr. Lonstein subject to an option.

          (13) Includes 294,740 common shares issuable upon conversion of 20,810 shares of Preferred Stock, including accrued dividends thereon, 400,092 common shares issuable upon exercise of warrants, and 99,175 common shares which may be purchased from Mr. Lonstein subject to an option.

          (14) Includes 8,571 common shares issuable upon exercise of warrants received in connection with a prior loan to the Company, and 500,000 vested warrants received in connection with a Securities Purchase Agreement (See "Certain Relationships and Related Party Transactions", below). Includes the accounts of Camden Partners Strategic Fund II-A, L.P.; Camden Partners Strategic Fund II-B, L.P.; the Cahill, Warnock Strategic Partners Fund, L.P.; and Strategic Associates, L.P., (the "Camden Entities"). Along with Cahill, Warnock Strategic Partners, L.P., each fund has shared voting and dispositive power over the total number of shares owned by the Camden Entities. Each of the Camden Entities disclaims beneficial ownership over any shares not held of record by it.

                       PROPOSAL I - ELECTION OF DIRECTORS

The Board consists of nine Directors divided into three classes.

The persons named in the table below are the Class C directors nominated for election at the Meeting, each to serve a three-year term or until their respective successors are duly elected and qualified. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Meeting. Unless otherwise indicated, the persons named in the Proxy intend to vote their shares for the election of these nominees. Pursuant to a Stockholders' Agreement, DB Capital Partners, Inc.; Sandler Capital Management; Camden Partners; and the Management and Non-Management Stockholders as therein defined have agreed that each party will vote shares over which they have voting power (approximately 55.7% of the total) to elect the slate of Directors nominated by the Board. If any nominee becomes unable to serve prior to the Meeting, Proxies will be voted for such other candidates as may be nominated by the Board of Directors.

Directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose.
                                                                  DIRECTOR
NAME                POSITIONS WITH THE COMPANY        AGE          SINCE
------------------  -------------------------------  ------   --------------

Zach Lonstein       Chairman of the Board and CEO     58           1984

Samantha McCuen     Director                          33           2000

Robert B. Wallach   President, COO, and Director      63           2001

The name, principal occupation with the Company, and certain information concerning each of the Directors and executive officers of the Company as of May 9, 2002 are set forth in the table below. Also set forth following the table is certain additional information regarding each individual's business experience.


                                                              DIRECTOR  TERM
NAME                 POSITIONS WITH THE COMPANY           AGE   SINCE  EXPIRES
-------------------  ------------------------------------ --- -------- -------
Zach Lonstein        Chief Executive Officer & Chairman
                       of the Board of Directors           58    1984   2002
Robert B. Wallach    President, Chief Operating
                       Officer & Director                  63    2001   2002
Roger A. Barrios     Senior Vice President of the Company
                       and President of a subsidiary       51     -      -
William B. Fischer   Senior Vice President & Chief
                       Financial Officer                   51     -      -
Thomas Laudati       Senior Vice President,
                       Technical Services                  44     -      -
Garry Lazarewicz     Senior Vice President, Research
                       & Development                       53     -      -
Nicholas J. Letizia  Senior Vice President, General
                       Counsel & Secretary                 50     -      -
John C. Platt        Vice President & Treasurer            48     -      -
Timothy W. Billings  Director                              29    2002   2004
Peter J. DaPuzzo     Director                              61    2001   2003
Richard A. Keller    Director                              37    2001   2003
Samantha McCuen      Director                              33    2000   2002
Kathleen A. Perone   Director                              48    2000   2004
Michael B. Targoff   Director                              57    2001   2004
Tyler T. Zachem      Director                              36    2000   2003


ZACH LONSTEIN has been the Company's Chairman of the Board since he organized the Company in 1984, Chief Executive Officer from 1984 through June 2000, and President from 1984 to May 1996. In November 2001, he reassumed the role of CEO upon the resignation of Charles Auster (See "Certain Relationships and Related Party Transactions"). From 1981 to 1984, Mr. Lonstein was Vice President and General Manager of the Commercial On-Line division of Informatics General Corporation ("Informatics" subsequently renamed Sterling Federal Systems, Inc.), a computer software and services company listed on the New York Stock Exchange. In 1970, Mr. Lonstein was a founder and President of Transportation Computing Services Corp. ("TCS"). In 1981, TCS was sold to Informatics. The Company purchased the Commercial On-Line division of Informatics in 1984.

ROBERT B. WALLACH joined the Company in June 1995, was President from May 1996 until June 2000, and a Director of the Company from 1992 until May 2000. In August 2001, he was reelected to the Board of Directors. In November 2001, he reassumed the role of President upon the resignation of Charles Auster (See "Certain Relationships and Related Party Transactions"). From June 2000 through April 2001, he was President of the Company's Managed Services Division. In April 2001, he was named Chief Operating Officer of the Company. Prior to June 1995, he was sole proprietor of Horizons Associates, a consulting firm he founded in 1985. Mr. Wallach has more than 20 years of operating experience including senior management positions with Boeing Computer Services, Informatics, and, the Financial Information Services Group/Strategic Information division of Ziff Communications.

ROGER A. BARRIOS has served as President of AmQUEST, Inc. ("AmQUEST") since its inception in 1995 and continues in this position subsequent to the acquisition of AmQUEST by the Company in February 2002 (See "Certain Relationships and Related Transactions"). Prior to joining AmQUEST, Mr. Barrios served in several positions between 1980 and 1995 within American Software, Inc., the prior parent of AmQUEST.

WILLIAM B. FISCHER was named Chief Financial Officer of the Company in April 2001. From July 1999 until joining the Company, Mr. Fischer was Chief Financial Officer of Index Stock Imagery Inc., a privately held stock photography agency licensing digital imagery largely over the Internet. Previously, from November 1997, Mr. Fischer was Vice President and Controller of ICON CMT, which was acquired by Qwest Communications International, Inc. and operated as Qwest Internet Solutions. Before such time, Mr. Fischer served as Chief Financial Officer of Electronic Retailing Systems International Inc., a publicly traded manufacturer of computerized pricing and merchandising systems used in the supermarket industry, which he joined in April 1994. His previous employers include Price Waterhouse (now PricewaterhouseCoopers) where he was Senior Manager, and GTE Corporation (now Verizon Communications) where he served as Director of Financial Accounting Policies. Mr. Fischer is a Certified Public Accountant.

THOMAS LAUDATI has been Senior Vice President, Technical Services, of the Company since 1997 and a Vice President of the Company since 1995, when the Company purchased MCC Corp. Mr. Laudati joined MCC Corp in 1988 as a senior analyst, and was promoted to Vice President of Technical Services in April 1991. Prior to joining MCC Corp., Mr. Laudati held positions in the programming departments of Horizons Bancorp and Colonial Life Insurance Company.

GARRY LAZAREWICZ has been Senior Vice President, Research & Development, of the Company since August 1, 1999, and Vice President since June 1995, when the Company purchased MCC Corp. Mr. Lazarewicz, who oversees all corporate research and development, joined MCC Corp. in 1979, and was promoted to Vice President in 1985. From 1971 through 1979, he was employed at Global Terminal and Computer Services, where his last position was Director of MIS.

NICHOLAS J. LETIZIA joined the Company as Chief Financial Officer and Secretary in November 1998. In April 2001, Mr. Letizia ceased being the Company's Chief Financial Officer and was named to the new position of Senior Vice President and General Counsel. Prior to joining Infocrossing, he was Chief Financial Officer of InterEquity Capital Corporation, the general partner of a Small Business Investment Company. Before joining InterEquity in November 1997, he was Vice President of, and later a consultant to, Helmstar Group, Inc. from 1987 until November 1997. His employment experience also includes professional positions with Arthur Andersen & Co. and Donaldson, Lufkin & Jenrette. Mr. Letizia is a Certified Public Accountant and a member of the New Jersey Bar.

JOHN C. PLATT has been an employee of the Company since it was founded in 1984, and has been a Vice President of the Company since 1986, its Treasurer beginning in 1992, and a Director from 1996 until May 2000. Prior to 1984, Mr. Platt held various positions with Informatics and TCS.

TIMOTHY W. BILLINGS was elected to the Board of Directors in April 2002. Since April 2000, Mr. Billings has been a Senior Associate at DB Capital Partners, Inc. Prior to April 2000, Mr. Billings held various investment banking positions at UBS Warburg from April 1996 to April 2000 and Chase Manhattan Bank from July 1995 to March 1996.

PETER J. DAPUZZO was reelected to the Board of Directors on November 27, 2001. He had previously served on the Company's Board from July 1999 through May 2000. Prior to 2002, Mr. DaPuzzo was the Co-President and CEO of Cantor Fitzgerald and Company, the equity institutional sales and trading division of Cantor Fitzgerald LP. Mr. DaPuzzo is also a Senior Managing Director of Cantor Fitzgerald LP. Mr. DaPuzzo joined Cantor Fitzgerald in 1993. Mr. DaPuzzo is President of the National Organization of Investment Professionals, a professional group of institutional and broker dealer senior managers, a member the Presidential Advisory Committee to the President of Security Traders Association of New York, and a member and the immediate past Chairman of the Securities Industry Association - Institutional Traders Committee.

RICHARD A. KELLER was elected to the Board of Directors in April 2001. Mr. Keller has been Managing Director of Sandler Capital Management since June 2000. From February 1996 until March 2000, Mr. Keller was a partner of Chartwell Investments, a private equity investment firm. Mr. Keller's prior professional experience includes positions as an investment banker with Merrill Lynch & Co. and as an attorney with the firm of Davis Polk & Wardwell.

SAMANTHA MCCUEN was elected to the Board of Directors in May 2000. Ms. McCuen joined Sandler Capital Management in January 1996, and has been Managing Director since January 2000. Prior to January 1996, Ms. McCuen held both equity research and investment banking positions at Morgan Stanley Dean Witter, an investment banking firm. Ms. McCuen is also a member of the board of Register.com.

KATHLEEN A. PERONE was elected to the Board of Directors in September 2000. Beginning in April 2000, Ms. Perone has been Managing Director of Acappella Ventures LLC, a Delaware limited liability corporation, which invests in early stage telecommunications and technology enterprises. From August 2001 to February 2002, she was Chairman and Chief Executive Officer of Lightrade, Inc., a private corporation that filed in March 2001 for bankruptcy protection under Chapter 7 of the U.S. Bankruptcy Code. From January 1998 through March 2000, Ms. Perone was employed by Denver-based Level(3) Communications, LLC, most recently in the position of President - North American Operations. Prior to 1998, Ms. Perone held various positions with MFS Communications (now WorldCom), including President - Global Services Division and President - Telecom East. Ms. Perone is also a member of the boards of directors of Focal Communications Corp and Lexent, Inc.

MICHAEL B. TARGOFF was elected to the Board of Directors in May 2001. Mr. Targoff is the owner of Michael B. Targoff & Co., a company he founded in January 1998 that seeks active or controlling investments in telecommunications and related industry early stage companies. Also, he is CEO and a 49% stockholder of ProntoCast, LLC, a company formed to acquire, launch and operate a Mexican telecommunications satellite. From January 1996 through January 1998 Mr. Targoff was president and chief operating officer of Loral Space and Communications Ltd. Mr. Targoff had been senior vice president of Loral Corporation prior to the combination of Loral's defense electronics and systems integration businesses with Lockheed Martin in 1996. Mr. Targoff is a director and chairman of the audit committee for both Globalstar Telecommunications Limited and Leap Wireless International, Inc.

TYLER T. ZACHEM was elected to the Board of Directors in May 2000. Since June 1999, Mr. Zachem has been Managing Director of DB Capital Partners, Inc. From July 1993 through June 1999, Mr. Zachem was a partner in the firm of McCown, DeLeeuw & Company, a private equity firm.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held four meetings during 2001 and took five actions by unanimous written consent. The Company has standing Audit and Options and Compensation Committees of the Board of Directors. The Company does not have a nominating committee. During 2001 (or for such shorter period during which they served) all Directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served.

The Audit Committee consists of Directors who are not employees of the Company. For the portion of the year from January through May 2000, the Audit Committee members were Mr. Zachem, Ms. McCuen, and two former Directors, Messrs David Lee and Frank Schiff, who resigned April 2001 and April 2002, respectively. From May 8, 2001 the Audit Committee consisted of Ms. Perone (Chairperson) and Mr. Targoff, and beginning in November 2001, also included Mr. DaPuzzo. The Audit Committee met six times in 2001. Each of the members of the Audit Committee meet the requirements for being members as prescribed by the listing standards of the National Association of Securities Dealers.

In June 2000, the Board of Directors adopted a Charter pursuant to requirements of the Securities and Exchange Commission. The Charter was amended in August 2001. A copy of the Charter is attached herewith as Appendix A. The Audit Committee may meet periodically with management and the Company's independent certified public accountants to discuss their evaluation of internal accounting controls, the quality of financial reporting, and related matters. The independent auditors have free access to members of the Audit Committee without the presence of management, if necessary, to discuss the results of their audits. The Board of Directors, subject to the recommendation of the Audit Committee, may approve the extent of non-audit services provided by the independent auditors, giving due consideration to the impact of those services on the auditors' independence. The report of the Audit Committee appears on page 26.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Prior to August 2001, the Options and Compensation Committee members were Ms. McCuen and Messrs. Zachem, Schiff, and Lee. Effective August 2001, the Options and Compensation Committee consisted of Messrs. Zachem and Lonstein, Ms. McCuen, and Ms. Perone. Messrs. Lee and Schiff were former non-employee directors who were also Managing Directors of affiliates of organizations that have an investment in the Company. Ms. McCuen and Mr. Zachem are non-employee directors who are also Managing Directors of affiliates of organizations that have an investment in the Company (See "Certain Relationships and Related Party Transactions" below). Mr. Lonstein is an executive officer of the Company. Ms. Perone is a non-employee director.

OPTIONS AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Options and Compensation Committee of the Board of Directors of the Company is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders; determining the salaries, incentive compensation and other remuneration of executive officers of the Company who are directors; and reviewing salaries, compensation and remuneration for all other officers of the Company. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. The Board may also delegate the authority to the Options and Compensation Committee to negotiate contracts with certain employees. The Options and Compensation Committee met once during 2001. A report on the compensation philosophy of the Committee and its executive compensation activities during 2001 appears on pages 13 and 14.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Summary Compensation Table below includes, for each of the years ended December 31, 2001, 2000, and 1999, individual compensation for services to the Company and its subsidiaries as paid to the Named Executives.

                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------
                                        Annual Compensation           Long Term Compensation
                                                                              Awards
                               ------------------------------------ ---------------------------
                                                         Other                    Securities
Name and Principal                                       Annual     Restricted    Underlying     All Other
Position at                    Salary     Bonus ($)   Compensation     Stock     Options/SARS   Compensation
December 2001 *        Year      ($)                      ($)       Awards (#)        (#)           ($)
-------------------- --------- --------- ------------ ------------- ------------ -------------- -------------
Zach Lonstein          2001    $397,031  $225,000(a)       -             -             -             -
Chief Executive        2000     386,979   175,000(b)       -             -              300          -
Officer & Chairman     1999     242,788    72,519(c)     39,637(d)       -          175,200        $5,000(e)
-------------------- --------- --------- ------------ ------------- ------------ -------------- -------------
Charles Auster *       2001     284,135       -            -             -             -        12,207,917(f)
CEO/President          2000     203,125    75,000(b)       -         800,000(g)        -        1,677,083(h)
                       1999       -           -            -             -             -             -
-------------------- --------- --------- ------------ ------------- ------------ -------------- -------------
Robert Wallach         2001     397,031   225,000(a)       -             -             -             -
President & Chief      2000     394,792    50,000(b)       -             -               50          -
Operating Officer      1999     275,459    35,000(c)       -             -          150,000          -
-------------------- --------- --------- ------------ ------------- ------------ -------------- -------------
Robert O. Graham       2001     190,156       -            -             -             -             -
Chief Technology       2000     164,667    90,000(b)       -             -           40,000          -
Officer **             1999     144,000       -            -             -            6,050          -
-------------------- --------- --------- ------------ ------------- ------------ -------------- -------------
Nicholas J. Letizia    2001     176,667    15,000(a)       -             -             -             -
Sr. VP & General       2000     170,000    35,000(b)       -             -             -             -
Counsel                1999     126,708    25,000(c)       -             -           20,000          -
-------------------- --------- --------- ------------ ------------- ------------ -------------- -------------
Thomas Laudati         2001     157,500    55,000(a)       -             -             -             -
Sr. VP                 2000     150,000    35,000(b)       -             -             -             -
                       1999     136,250       -            -             -             -             -
-------------------- --------- --------- ------------ ------------- ------------ -------------- -------------

* Or date of resignation.  Mr. Auster resigned in November 2001.
** Mr. Graham ceased to be an employee of the Company on January 31, 2002.

          (a)  Bonus earned in 2001, paid in January 2002.

          (b)  Bonus earned in 2000, paid in January 2001.

          (c) Bonus earned in the Company's then fiscal year ended October 31, 1999 and paid in February 2000.

          (d) Includes $31,075 relating to a Company-provided vehicle (See "Employment Agreements with Named Executive Officers" below).

          (e) Fee relating to Mr. Lonstein's guarantee of the Company's obligations in connection with the purchase of MCC Corporation. (See "Certain Relationships and Related Party Transactions" below).

          (f) Includes $9,822,917 of amortization of a Restricted Stock Award and the purchase of 535,594 common shares held by Mr. Auster for consideration of $2,385,000, consisting of $450,000 in cash plus the repayment of the balance due on his loan from the Company of $1,935,000 (See "Certain Relationships and Related Party Transactions" below).

          (g)  See "Certain Relationships and Related Party Transactions" below.

          (h) Amortization of a Restricted Stock Award (See "Certain Relationships and Related Party Transactions" below).

The Named Executives may participate in certain group life, health, and other non-cash benefit plans, which are generally available to all Company employees. The Company also maintained 401(k) Savings Plans covering all eligible employees who have attained the age of 21 years and worked at least 1,000 hours in a one-year period. The Company may make matching contributions at the discretion of the Board of Directors. For the twelve-month periods ended December 31, 2001, 2000, and 1999, the Company did not make any matching contributions.

The Company did not grant stock options to the Named Executives during the year ended December 31, 2001. The Company did not award any stock appreciation rights or reprice any stock options during the twelve months ended December 31, 2001.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

The following table contains information concerning the stock options held by the Named Executives during the year ended December 31, 2001. No stock appreciation rights have been granted by the Company.

                         AGGREGATED OPTION EXERCISES DURING THE TWELVE MONTHS ENDED
                                DECEMBER 31, 2001 AND YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------------------
                          Securities Received           Number of Securities          Value of Unexercised
                            from Exercise of           Underlying Unexercised        In-the-Money Options at
                           Options during the          Options at December 31,          December 31, 2001
                          Twelve Months ended                 2001 (#)                       ($) (2)
                           December 31, 2001
                        -------------------------     --------------------------    --------------------------
                                      Net Value
                          Number      Received                            Un-                          Un-
Name                    of Shares       ($)(1)        Exercisable    Exercisable    Exercisable    Exercisable
--------------------    ----------    -----------     -----------    -----------    -----------    -----------
Zach Lonstein               4,979     $29,094 (3)        210,500         15,000        $57,475           -
Robert Wallach               -          -                447,050         30,000        400,917           -
Robert O. Graham             -          -                 35,385         19,665           -              -
Nicholas J. Letizia          -          -                 12,800         15,200           -              -
Thomas Laudati               -          -                 23,600          3,500         34,458         $1,160


          (1) The amount shown represents the aggregate excess of the market value of the shares of common stock as of the date of the exercise over the exercise price paid.

          (2) The amounts shown represent the aggregate excess of the market value of in-the-money shares of common stock underlying options at December 31, 2001 over the exercise price of those options.

          (3) This option for 25,000 shares was exercised through the surrender of 20,021 shares. The market price on the date of exercise approximated the exercise amount of the option. The difference was paid in cash to the Company.

COMPENSATION OF DIRECTORS

Members of the Board of Directors who are not full-time employees of the Company are granted non-qualified options to purchase 1,250 shares of the Company's common stock for each meeting attended. Effective March 7, 2002, members of the Audit Committee will each receive an annual grant of a non-qualified option to purchase 2,500 shares of the Company's common stock.Employees of the Company who are also Directors, and Directors who are also affiliates of the funds that have invested in the Company, do not receive compensation for their service as Directors.

Upon their election to the Board of Directors, Ms. Perone and Messrs. Targoff and DaPuzzo each were granted a non-qualified option to purchase 25,000 shares of the Company's common stock.


EMPLOYMENT AGREEMENTS WITH  EXECUTIVE OFFICERS

Effective as of November 1, 1999, Mr. Lonstein and the Company entered into an employment agreement with a three-year term with automatic one-year extensions. This agreement provides for an annual salary of $375,000 with increases in the second and third years of at least 5% per annum. The Options and Compensation Committee of the Board of Directors may provide for a greater annual increase and will set the parameters for the bonus calculation. The agreement also provides for a grant of a nonqualified option to purchase 150,000 shares of the Company's common stock at an exercise price equal to the market value of the stock on November 1, 1999, in accordance with the Plan. In addition, the agreement requires that the Company provide Mr. Lonstein a current model automobile and purchase a health club membership. The agreement also provides that the Company shall nominate Mr. Lonstein to serve as the Chairman of the Company's Board of Directors.

Effective as of November 1, 1999, Mr. Wallach and the Company entered into an employment agreement with a three-year term with automatic one-year extensions. This agreement provides for an annual salary of $375,000 with increases in the second and third years of at least 5% per annum. The Options and Compensation Committee of the Board of Directors may provide for a greater annual increase and will set the parameters for the bonus calculation. The agreement also provides for a grant of a non-qualified option to purchase 150,000 shares of the Company's common stock at an exercise price equal to the market value of the stock on November 10, 1999, in accordance with the Plan. In addition, the agreement requires that the Company provide Mr. Wallach a current model automobile and purchase a health club membership.

In connection with the acquisition of AmQUEST, Inc. described in "Certain Relationships and Related Party Transactions" below, on February 5, 2002, AmQUEST and Mr. Barrios entered into an employment agreement with a one year term with automatic three-month extensions. This agreement provides for an annual salary of $210,000, a vehicle allowance of $500 per month, an annual bonus of up to 30% of his salary to be determined by the Board of Directors of AmQUEST, and a one-time bonus of up to $32,000 based on certain operations as determined by the Chief Executive Officer of AmQUEST. The agreement also provides for a grant of a non-qualified option to purchase 70,000 shares of the Company's common stock at an exercise price equal to the market value of the stock on February 5, 2002, in accordance with the Plan.

REPORT ON EXECUTIVE COMPENSATION

The Options and Compensation Committee of the Board of Directors administers the compensation of the executive officers of the Company. During 2001, the Options and Compensation Committee was composed of four directors, three of whom were not employed by the Company. The Options and Compensation Committee's recommendations are subject to approval by the full Board. The following report is submitted by the Options and Compensation Committee regarding compensation paid during 2001.

The Company's compensation policies are designed to attract, motivate, and retain superior talent to enable the Company to achieve its business objectives and to align the financial interest of the executive officers with the stockholders of the Company.

The compensation of executive officers consists of base compensation, participation in benefit plans generally available to employees, and in some instances, bonuses and/or options. In setting compensation, the Options and Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Committee, based on its experience, believes are competitive with the compensation of comparable executive officers in similarly situated companies while relying upon stock options and the bonus plan to provide significant performance incentives.

Executive officers are eligible to participate in a bonus plan. Awards under the bonus plan are determined by the Options and Compensation Committee. The Options and Compensation Committee relies significantly upon the recommendation of the Chief Executive Officer with respect to the bonus to be awarded to the other executive officers. The executive officers, as well as other key employees, may receive discretionary bonuses based upon a subjective evaluation of the performance of the Company and their contributions to the Company.

Each of the executive officers and certain key employees are eligible to receive awards under the Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan. The Plan will be used to align a portion of the officers' compensation with the stockholders' interest and the long-term success of the Company. In determining the number of options to be granted to each executive officer, the Options and Compensation Committee reviews the recommendations provided by the Chief Executive Officer with respect to the executive officers other than the Chief Executive Officer and makes a subjective determination regarding those recommendations. Grants of options must be approved by a majority of the non-employee members of the Options and Compensation Committee.

The Compensation paid by the Company to Messrs. Lonstein, Wallach and Auster for 2001 was based upon employment agreements negotiated with each of these Executive Officers. Messrs. Letizia, Laudati and Graham do not have employment agreements with the Company that provide compensation arrangements. The Options and Compensation Committee has not conducted any surveys of compensation packages of executive officers in comparable companies, but believes, based on the individual experience of itsmembers, that the compensation package for each Named Executive Officer for 2001 was reasonable based upon each executive officer's experience, level of responsibility, and the contributions made and expected to be made by each to the Company. See "Employment Agreements" for a description of the employment agreements.

Options and Compensation Committee

Zach Lonstein
Samantha McCuen
Kathleen A. Perone
Tyler T. Zachem


CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In June 2000, the Company hired Mr. Charles Auster as Chief Executive Officer (the "Executive"). The employment agreement with the Executive provided for a seat on the Company's Board of Directors; an award of 800,000 restricted shares of common stock and an agreement that the Company would loan the Executive an amount equal to 50 percent of the related Federal income tax liability on such grant. In June 2000, the Executive also purchased 68,446 shares of common stock from the Company at $14.61 per share. The value of the 800,000 restricted shares ($11,500,000 on the grant date of June 15, 2000) was being amortized ratably over the four-year vesting schedule. The Executive's obligation to the Company was repayable from, among other things, the proceeds arising from the disposition of any of the 800,000 shares. As of November 14, 2001, the Executive had borrowed, including accrued interest, a total of $1,935,000.

Effective as of November 14, 2001, the Executive resigned his positions as CEO and Director, and entered into a settlement agreement with the Company to terminate the employment contract. The Company accelerated the vesting of the stock award and purchased 535,594 of the 868,446 common shares held by the Executive for consideration of $2,385,000, consisting of $450,000 in cash plus the repayment of the balance due on his loan from the Company of $1,935,000. These shares are held in the Company's treasury. Accelerating the vesting of the stock award resulted in a nonrecurring, non-cash charge of approximately $7,427,000 for the remaining unamortized balance of the original grant. Total amortization of the restricted stock award was $9,822,917 for the year ended December 31, 2001 and $1,677,083 for the year ended December 31, 2000.

In May 2000, the Company issued 157,377 shares of redeemable 8% Series A Cumulative Convertible Participating Preferred Stock (the "Series A Preferred Stock") and warrants to purchase 2,531,926 shares of the Company's common stock. The Company received $58,430,596 after payment of issuance costs and related legal fees. The holders of 156,852 of the Series A Preferred Stock are entitled to name four of the Company's Directors. On April 1, 2002, these individuals are Messrs. Zachem, Schiff, Keller, and Ms. McCuen.

As of March 31, 2002, Mr. Lonstein was indebted to the Company in the amount of $80,119. This indebtedness is payable on demand and bears interest at the prime rate of interest plus 1% per annum.

As of March 31, 2002, Mr. Wallach was indebted to the Company in the amount of $99,668. This indebtedness is payable on demand and bears interest at the prime rate of interest.

As compensation for providing a personal guarantee of certain acquisition indebtedness in connection with the acquisition of MCC Corporation by the Company in 1995, Mr. Lonstein was granted an annual fee of 3% of the $1,000,000 original value of that guarantee for the period during which the guarantee remains in effect. That fee was paid in the form of a monthly reduction in his indebtedness to the Company. On February 1, 1999, the Company made the final payment on that indebtedness, and Mr. Lonstein's guarantee terminated as of that date.

On February 5, 2002, the Company entered into a Stock Purchase Agreement with American Software, Inc., a Georgia corporation ("ASI") whereby the Company purchased all of the outstanding capital stock of AmQUEST, Inc., a Georgia corporation ("AmQUEST"), from its former parent company ASI (the "AmQUEST Acquisition"). As consideration for the purchase of AmQUEST's shares, the Company paid ASI $20,284,000 in cash, which amount is subject to finalizing certain post closing adjustments.

The Company financed the AmQUEST Acquisition through (i) the application of the proceeds of the financing described below and (ii) cash held by the Company.

AmQUEST, a managed services provider that delivers technology infrastructure management services to enterprise clients, will continue to operate its business as a wholly-owned subsidiary of the Company.

On February 1, 2002, in anticipation of the consummation of the AmQUEST Acquisition described above, the Company entered into a Securities Purchase Agreement (the "SPA") with Cahill, Warnock Strategic Partners Fund, L.P.; Strategic Associates, L.P.; Camden Partners Strategic Fund II-A, L.P.; and Camden Partners Strategic Fund II-B, L.P. (collectively known as "Camden") whereby the Company issued Senior Subordinated Debentures (the "Debentures") and warrants (the "Initial Warrant") to purchase, initially, 2,000,000 shares of the common stock of the Company (subject to adjustments as discussed below) in exchange for an investment of $10,000,000 from Camden. Pursuant to the SPA, the proceeds of the sale of the Debentures to Camden were used to partially fund the acquisition. A description of the Debentures and associated warrants appears under Proposal II "Ratification of the Approval of the Issuance of Warrants", below.

Pursuant to the rules of the Nasdaq National Market, the issuance of shares of Common Stock representing more than 19.999% of the outstanding Common Stock upon the exercise of any warrants requires the approval of the stockholders of the Company. The Company has agreed to seek this approval at its next annual meeting of stockholders and will not issue more than this number of shares upon the exercise of the Warrants until such approval has been granted. If the Company does not obtain the required stockholder approval before the earlier to occur of
(i) the occurrence of an event of default under the terms of the Debentures or
(ii) the date of the Company's next annual meeting of its stockholders, the Company is required to pay to the holders of the Debentures a cash payment equal to seventeen percent (17%) of the outstanding initial principal amount of the debentures per year from such date until the required stockholder approval is obtained. As of February 1, 2002, pursuant to the Company's Second Amended and Restated Stockholders Agreement, stockholders having 46.5% of the outstanding voting power of the Company's stock have agreed to vote to approve such issuance.

Pursuant to the terms of a Stockholders' Agreement, for so long as any indebtedness under the Camden Debentures remains outstanding, the Camden Entities shall have the right to designate an observer to attend and participate, but not vote, at meetings of the Board of Directors and receive materials provided to the Directors.



STOCK PERFORMANCE GRAPH

The accompanying graph compares cumulative total stockholder return on the Company's common stock with the NASDAQ Domestic Stock Index and the NASDAQ Computer and Data Processing Services Index (SIC Code 737). The graph assumes that $100 was invested in the Company's stock and each index on December 31, 1996.
            [GRAPH APPEARS HERE]
                                       STOCKHOLDER RETURN
                                        AS OF DECEMBER 31,
                        1996     1997     1998     1999      2000     2001

Company Common Stock    $100     $286     $311     $721      $175     $174

NASDAQ Domestic Index    100      123      173      321       193      153

NASDAQ Computer and
  Data Processing
  Services Index         100      123      219      482       222      179

     PROPOSAL II - RATIFICATION OF THE APPROVAL OF THE ISSUANCE OF WARRANTS
               TO PURCHASE SHARES OF COMMON STOCK OF THE COMPANY

                                  INTRODUCTION:

         For the reasons set forth below, the Board of Directors believes that it is advisable and in the best interests of Infocrossing, Inc. (the "Company") and its stockholders to ratify the issuance of shares of common stock, par value $.01 of the Company (the "Common Stock"), issued to Cahill, Warnock Strategic Partners Fund, L.P., a Delaware limited partnership; Strategic Associates, L.P., a Delaware limited partnership; Camden Partners Strategic Fund II-A, L.P., a Delaware limited partnership; and Camden Partners Strategic Fund II-B, L.P., a Delaware limited partnership (collectively known as "Camden").

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL II.

       STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS SECTION OF THIS PROXY
                  STATEMENT BEFORE VOTING ON THIS PROPOSAL II.

         BACKGROUND:

         On February 5, 2002, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement") with American Software, Inc., a Georgia corporation ("ASI"), whereby the Company purchased all of the outstanding capital stock of AmQUEST, Inc., a Georgia corporation ("AmQUEST"), from its former parent company ASI (the "AmQUEST Acquisition"). As consideration for the purchase of AmQUEST's shares, the Company paid to ASI an amount in cash equal to $20,283,072, subject to certain adjustments.

         The Company financed the AmQUEST Acquisition through (i) the application of the proceeds of the financing described below and (ii) cash held by the Company.


         On February 1, 2002, in anticipation of the consummation of the AmQUEST Acquisition, the Company entered into a Securities Purchase Agreement (the "SPA") with Camden whereby the Company issued Senior Subordinated Debentures (the "Debentures") and warrants (the "Initial Warrants") to purchase, initially, 2,000,000 shares of the Common Stock (subject to adjustments as discussed below) in exchange for an investment of $10,000,000 from Camden (the "Camden Investment").

         The Debentures have been issued in an aggregate principal amount of $10,000,000 with a maturity of three (3) years (the "Initial Maturity Date") from February 1, 2002, the date of their issuance (the "Issuance Date" or the "Camden Closing Date"), with an option to extend the term of the Debentures for one additional year beyond the Initial Maturity Date to February 1, 2006 in the Company's sole discretion. Pursuant to the terms of the Debentures, the Company is required to make semi-annual interest payments of (i) 12% per annum commencing on the Issuance Date and ending on February 1, 2004, (ii) 13% per annum for the period commencing on February 1, 2004 and ending on February 1, 2005, and (iii) if the Company elects to extend the maturity date, 14% per annum. The Company has the option to pay interest in the form of (a) cash, (b) additional Debentures, or (c) a combination of cash and additional Debentures.

         The Initial Warrants have been issued pursuant to a Warrant Agreement dated as of February 1, 2002, by and between the Company and Camden (the "Warrant Agreement") and are subject to certain customary anti-dilution adjustments. The exercise price of the Initial Warrants is $5.86. The Initial Warrants expire five (5) years from the Issuance Date. Up to 1.5 million of the Initial Warrants may be canceled upon the prepayment of the Debentures. Cancellation of the Initial Warrants may take place in the following manner:

         (i) Upon prepayment of the Debentures in full during the first year,
1.5 million Initial Warrants will be immediately canceled.

         (ii) Upon prepayment of the Debentures in full after the first anniversary and before the third anniversary of the Issuance Date, Initial Warrants will be canceled according to the following formula: 62,500 shares multiplied by the number of full months between the prepayment and the third anniversary of the Issuance Date.

         (iii) Notwithstanding the foregoing, the Company will be entitled, at any time, to make one (and only one) partial prepayment of the Debentures in the amount of at least 50% of the total outstanding indebtedness (the "Partial Prepayment"). In the event of a Partial Prepayment, the number of Initial Warrants to be canceled shall be equal to the product of (x) the number of Initial Warrants to be canceled pursuant to subsections (i) and (ii) above assuming full repayment of the Debentures, and (y) a fraction, the numerator of which shall be the aggregate principal amount of Debentures actually prepaid and the denominator of which shall be equal to the aggregate principal amount of Debentures outstanding on the date of such Partial Prepayment (the "Prepayment Fraction").

         (iv) In the event of full repayment of the Debentures that is both (A) after a Partial Prepayment and (B) before the third anniversary of the Issuance Date, the number of Initial Warrants to be canceled shall be equal to the product of (x) the number of Initial Warrants to be canceled pursuant to subsections (i) and (ii) above assuming full repayment of the Debentures and (y) 1 minus the Prepayment Fraction.

         If the Company chooses to make interest payments using additional Debentures the Company will be required to issue up to 639,420 additional warrants (the "Additional Warrants" and together with the Initial Warrants, the "Warrants") pursuant to the terms of the Debentures. The Additional Warrants issued by the Company will be exercisable for that number of shares of Common Stock equal to one share for each ten dollars ($10.00) paid in the form of additional Debentures, provided, however, that the Additional Warrants shall not be issued (i) until the two year anniversary of the Issuance Date, or (ii) at all, if all of the indebtedness outstanding under the Debentures has been repaid in full before the two year anniversary of the Issuance Date. Additional Warrants, when issued, will not be subject to cancellation.

         FACTORS AFFECTING CURRENT STOCKHOLDERS:

         While the Board of Directors unanimously recommends approval of the issuance of the Warrants to purchase the Common Stock and is of the opinion that the issuance would be fair to, and in the best interests of, the Company and its stockholders, the Company's stockholders should consider the following possible factors as well as other information contained in the Proxy Statement in evaluating this Proposal II.

         - Dilution and Effect on Market Price. The Camden Investment substantially increased the number of shares of Common Stock that the Company may issue. If all of the Warrants are fully exercised, and assuming no adjustments to the exercise price, and no other issuances of, or exercises, conversions or exchanges of securities into, Common Stock, the number of shares of outstanding Common Stock could increase in an amount up to 49.4% (or 29.3%, assuming the exercise, conversion, or exchange of all "in the money" securities as of the Camden Closing Date) and significantly dilute the ownership interests and proportionate voting power of the existing holders of Common Stock. Adjustments to the exercise price of the Warrants could further dilute the ownership interests and voting power of existing stockholders. The issuance of Common Stock upon the exercise of the Warrants could have a depressive effect on the market price of, and reduce trading activity in, the Common Stock by increasing the amount of shares of Common Stock outstanding which could have the effect of placing downward pressure on the price of the Common Stock.



         - Camden Will be a Significant Stockholder. Camden will, assuming the exercise, upon exercise of the Warrants, become a significant holder of the Company's Common Stock and as such, will have significant voting power with respect to its shares. As a result, Camden may be able to affect the outcome of all matters brought before the stockholders, including a vote for the election of directors, the approval of mergers and other business combination transactions.

         NASDAQ STOCKHOLDER APPROVAL REQUIREMENT:

         The Common Stock is listed on The Nasdaq National Market. The NASD rules governing Nasdaq require stockholder approval of any issuance of securities that will result in the issuance of shares representing 20% or more of the issuer's outstanding shares of common stock or voting power prior to the issuance of such securities, at a price per share below the greater of book value or market value of the issuer's common stock. Specifically, NASD Rule 4350(i)(1)(D) requires that the issuer of stock in a non-public offering secure stockholder approval prior to an issuance where (i) the securities issued are common stock or securities convertible into common stock, (ii) the price per share of the securities in the offering is less than the greater of book value or market value of the issuer's common stock, and (iii) the proposed issuance would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance.

         Assuming immediate exercise of all of the Warrants beneficially owned or held by Camden, the total number of shares of Common Stock that the Company could issue upon the exercise of the Warrants could be up to 2,639,420 shares of Common Stock. As of the Camden Closing Date, there were 5,342,426 shares of Common Stock issued and outstanding. Therefore, the total number of shares of Common Stock to be issued upon exercise of the Warrants could constitute up to approximately 49.4% of the Company's issued and outstanding Common Stock, well in excess of the 20% threshold.

         It is important to note that a vote in favor of Proposal II does not necessarily mean that the Company will issue 2,639,420 shares of its Common Stock. Rather the number 2,639,420 represents an outer limit on the amount of shares of Common Stock that could potentially be issued if none of the Initial Warrants are canceled pursuant to the terms of the Debentures and all interest payments made pursuant to the Debentures are paid in the form of additional Debentures resulting in the issuance of Additional Warrants.

         Under the rule described above, the Company would not be in compliance with the listing requirements of the Nasdaq National Market upon the exercise of the Warrants in excess of 19.999% of the then issued and outstanding Common Stock, unless stockholder ratification is obtained. Therefore, the Company's stockholders must vote in favor of this Proposal II in order for Camden to be able to exercise the Warrants without restriction based on the number of shares of Common Stock outstanding as of Camden Closing Date.

         TERMS OF THE CAMDEN INVESTMENT:

         Pursuant to the terms of the Warrant Agreement, unless ratified by the stockholders, no Warrants may be exercised if such exercise results in the issuance by the Company of more than 19.999% of the number of shares of Common Stock outstanding on the trading day immediately preceding the Camden Closing Date.

         Pursuant to the terms of the Debentures, if the Company fails to obtain stockholder approval for the issuance of shares of Common Stock representing more than 19.999% of the outstanding shares of Common Stock at the annual meeting of the stockholders (the "Annual Meeting"), the Company will be required to pay to the holders of the Debentures a cash payment equal to seventeen percent (17%) of the outstanding initial principal amount of the Debentures per year from such date (the "Penalty Interest") until such stockholder approval is obtained.

         In addition, pursuant to the Company's Second Amended and Restated Stockholders' Agreement dated as of February 1, 2002, by and among the stockholders party thereto (the "Stockholders' Agreement"), each of DB Capital Investors, L.P.; Sandler Capital Partners V, L.P.; Sandler Capital Partners V FTE, L.P.; Sandler Technology Partners, L.P.; Sandler Co-Investment Partners, L.P.; and Zach Lonstein, stockholders representing 49.3% of the outstanding voting power of the Company's Common Stock (the "Supporting Stockholders"), have agreed to vote to approve the issuance of Common Stock in accordance with this Proposal II.

         The terms of the Camden Investment contemplate obtaining stockholder approval and provide mechanisms for (i) restricting the exercise of the Warrants until such approval is obtained; (ii) the payment of Penalty Interest if such approval is not obtained; and (iii) an agreement among the Supporting Stockholders to vote in favor of such issuance.

         REASONS FOR THE CAMDEN INVESTMENT:

         Proceeds from the Camden Investment were used to finance the AmQUEST Acquisition as well as for general corporate purposes.

         The Board of Directors and management of the Company reviewed and considered numerous financing alternatives prior to entering into the Camden Investment. The Board of Directors unanimously approved the Camden Investment and related matters. In so doing, the Board of Directors considered a number of factors including:

         - the Company's ability to continue operations had the Camden Investment not been consummated;

         - after the intense search for capital, the unavailability of other alternatives to the Camden Investment due to the unfavorable environment of the capital markets at the time the Company needed financing; and

         - the substantial increase in the Company's available capital supplied by the proceeds from the Camden Investment and the prospect that, as a result of the AmQUEST Acquisition, the Company will be able to more effectively expand its operations and ensure the long term success of the Company.

         PRINCIPAL EFFECTS OF APPROVAL OR NON-APPROVAL:

         In the event that the stockholders approve this Proposal II, the Company may issue up to 2,000,000 shares of Common Stock upon the exercise of the Initial Warrants and up to 639,420 shares of Common Stock assuming that all interest payments made pursuant to the Debentures are paid in the form of additional Debentures resulting in the issuance of Additional Warrants.

         In the event that the stockholders do not approve this Proposal II, holders of the Warrants would be entitled to collect the Penalty Interest until stockholder approval is obtained, which could substantially reduce the amount of the Company's cash resources and could have a material adverse effect on the Company's ability to continue operations at their current level and could severely and adversely affect its ability to raise additional capital.

         In the opinion of the Board of Directors of the Company, a failure of the stockholders to approve this Proposal II will have a serious detrimental effect on the Company's operations and future financing activities, which are critical to the long term success of the Company.

         VOTE REQUIRED FOR APPROVAL OR PROPOSAL:

         In order to approve this Proposal II, the Company must secure the affirmative vote of at least a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

         RECOMMENDATION OF THE BOARD OF DIRECTORS:

         For the reasons set forth above, the Board of Directors believes that it is advisable and in the best interests of the Company and its stockholders to approve the issuance of shares of Common Stock representing more than 19.999% of the outstanding shares of Common Stock upon the exercise of the Warrants. THEREFORE THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL II.

            PROPOSAL III - APPROVAL OF THE ADOPTION OF THE COMPANY'S
              2002 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


On March 7, 2002, the Board of Directors adopted a resolution, subject to stockholder approval, to establish the Company's 2002 Stock Option and Stock Appreciation Rights Plan (the "Proposed Plan"). If the Proposed Plan is adopted, no grants will be made under the Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan (the "Current Plan"). The principal reason for adopting the Proposed Plan is due to the Federal income tax requirement that Incentive Stock Options, as described below, must be granted within ten years from the earlier of the date of adoption of the plan or approval of the plan by the stockholders. The Current Plan was adopted in September 1992.

If the Proposed Plan is adopted, the resolution of the Board of Directors stipulates that no further grants will be made pursuant to the Current Plan. The grants previously made under the Current Plan will not be effected. Both plans provide a maximum exercise period of ten years. Qualified options granted to a 10% or greater stockholder shall have a maximum term of five years under Federal tax rules. As a matter of practice, except with respect to a 10% or greater stockholder, the typical exercise period for options granted under the existing plan was ten years from the date of grant.

If the Proposed Plan is not adopted, the options available for grant under the Current Plan will be Non-Qualified Stock Options, as described below.

The maximum number of shares authorized as available for grant under the Current Plan is 3,100,000. As of the Record Date, 1,095,152 shares remain available for grant under the Current Plan and the Company has agreed to grant options for an additional 80,100 shares at various times and subject to certain conditions. The Board's resolution provides that 1,000,000 shares will be authorized as available for grant under the Proposed Plan.

The Board of Directors believes that it is important to have an option plan providing for the issuance of Incentive Stock Options, as described below, to provide adequate incentives to the Company's workforce and remain competitive with option programs available at similar companies.

The material features of the Proposed Plan and the Current Plan are substantially are the same.

The affirmative vote of the holders of a plurality of the shares of common stock voting at the Meeting, in person or by proxy, is necessary for approval of the adoption of the Proposed Plan and, unless this vote is received, the Proposed Plan will not become effective. Abstentions and broker non-votes will not be treated as votes cast against Proposal III.

PURPOSE OF PROPOSED PLAN

The purpose of the Proposed Plan is to provide incentives to selected Directors, officers, employees, and consultants of the Company and its subsidiaries, by providing them with the opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate performance. The Proposed Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

ADMINISTRATION

The Board of Directors may appoint a separate committee or direct the compensation committee to assist the Board in administering the Proposed Plan. Any committee that will assist in administering the Proposed Plan shall consist of not less than three members of the Board, no less than two of whom shall be Non-Employee Directors; provided, that any grants made by such committee shall be approved solely by a majority of the Non-Employee Directors. The Board of Directors may take any action that may be taken by any committee assisting with the administration of the Proposed Plan. Except with respect to options granted to Non-Employee Directors for attending certain meetings of the Board of Directors, as described below, any committee assisting the Board of Directors in administering the Proposed Plan has the power to grant options under the Proposed Plan and to determine when and to whom options will be granted, and the form, amount and other terms and conditions of each grant, subject to the provisions of the Proposed Plan. Any such committee will have the authority to interpret the Proposed Plan and any grant or agreement made thereunder.

ELIGIBILITY

The Proposed Plan provides for grants to all employees of the Company and its subsidiaries of "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for grants of non-qualified options to employees, officers, Directors and consultants of the Company and its subsidiaries. Additionally, the Proposed Plan provides that each unaffiliated Director shall automatically be granted a stock option covering 1,250 shares for each meeting of the Board of Directors attended by that director. A "meeting" for purposes of the preceding sentence shall include only those meetings of the Board of Directors when at least a majority of the Directors are present at a single location.

TYPES OF GRANTS

The Company has discretion to determine whether an option grant shall be an Incentive Stock Option or a Non-Qualified Stock Option. Subject to certain restrictions applicable to Incentive Stock Options, options will be exercisable by the recipients at those times as are determined by the Options and Compensation Committee, but in no event may the term of an option be longer than ten years after the date of grant (five years with respect to an Incentive Stock Option granted to an employee holding 10% or more of the Company's stock). Both Incentive Stock Options and Non-Qualified Stock Options may be granted to recipients at such exercise prices as the Options and Compensation Committee may determine, except that the exercise price of an Incentive Stock Option shall not be less than 100% of the fair market value of the stock on the date of its grant (110% in the case of a grant to a 10% or greater stockholder) and the exercise price of a non-qualified option granted to a non-employee Director shall be the fair market value of the stock on the date of grant.

The purchase price payable upon exercise of options may be paid (1) in cash, (2) by delivering, subject to the approval of the Options and Compensation Committee, stock already owned by the holder (where the fair market value of the shares delivered on the date of exercise is equal to the option price of the stock being purchased), (3) with the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, or (4) a combination of the foregoing.

TRANSFERABILITY

During the lifetime of an employee to whom an option has been granted, only the employee, or the employee's legal representative, may exercise an option. No options may be sold, assigned, transferred, exchanged or otherwise encumbered except to a successor in the event of an option holder's death.

STOCK APPRECIATION RIGHTS

Options may be accompanied by either general or limited stock appreciation rights. Upon exercising a stock appreciation right, a related option shall no longer be exercisable, and the option shall be considered to have been exercised to that extent for purposes of determining the number of shares available for the grant of further options. Upon exercise of a right, the holder receives the difference between the fair market value per share on the date the right is exercised and the purchase price per share at which the option is exercisable, multiplied by the number of shares with respect to which the right is being exercised. A limited right, however, may be exercised only during the period of a tender or exchange offer for the Company's shares.

AMENDMENT OR TERMINATION

The Board of Directors may amend or discontinue the Proposed Plan but no amendment or termination shall be made that would impair the rights of any holder of any option granted before the amendment or termination.

FEDERAL TAX CONSIDERATIONS

The Company has been advised by its outside counsel that the grant, exercise, and sale of options and stock under the Proposed Plan generally results in the following tax events for United States citizens under current United States Federal income tax laws.

Incentive Stock Options - A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an Incentive Stock Option is granted under the Proposed Plan. No taxable income will result upon the exercise of an Incentive Stock Option and the Company will not be entitled to any deduction in connection with that exercise. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an Incentive Stock Option are disposed of by the recipient before the expiration of the statutory holding periods, the recipient will be considered to have realized, as compensation taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on the disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount, since the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, at the time of exercise of an Incentive Stock Option, the recipient would realize income includable in alternative minimum taxable income.

Non-Qualified Stock Options - A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a Non-Qualified Stock Option is granted under the Proposed Plan. At the time of exercise of a Non-Qualified Stock Option, the recipient would realize ordinary income, and the Company would be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 2002 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN.


                            SECURITIES ACT REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and Directors of the Company, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership of Company securities and changes of ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company or representations of the Company's Directors and executive officers that no additional reports were required, the Company believes that during the twelve months ended December 31, 2001 the executive officers, Directors, and other persons beneficially owning more than ten percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements on a timely basis.


                   INFORMATION CONCERNING INDEPENDENT AUDITORS

FEES BILLED BY INDEPENDENT AUDITORS

For the year ended December 31, 2001, the Company's independent auditors, Ernst & Young, LLP, billed the Company an aggregate of $420,595 for services as follows:

Audit Fees - including quarterly reviews                               $237,600
All Other Fees - including tax services and audits of the
    financial statements of the Company's benefit plans                 182,995
                                                               -----------------
Total                                                                  $420,595
                                                               -----------------


REPRESENTATION AT THE MEETING

A representative of Ernst & Young, LLP is expected to be present at the Meeting. Such representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held six meetings during the year ended December 31, 2001, and two meetings so far in 2002.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Audit Committee

Kathleen A. Perone, Chairperson
Peter J. DaPuzzo
Michael B. Targoff

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company's Proxy Materials for the 2003 Annual Meeting, it must be received by the Company's Secretary at 2 Christie Heights Street, Leonia, NJ 07605, no later than December 31, 2002.


                                 OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Meeting other than the matters described in this Proxy Statement. If other business is properly presented for consideration at the Meeting, or any adjournment thereof, the enclosed Proxy shall be deemed to confer discretionary authority on the persons named therein to vote the shares represented by such Proxy as to such other business.

The Board of Directors would appreciate the prompt return of the enclosed Proxy, signed and dated.


                                  ANNUAL REPORT

A COPY OF THE COMPANY'S ANNUAL REPORTS ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT 2 CHRISTIE HEIGHTS STREET, LEONIA, NJ 07605.

                                 APPENDIX A
                           AUDIT COMMITTEE CHARTER OF
                               INFOCROSSING, INC.
                  AS AMENDED AND RESTATED AS OF AUGUST 8, 2001

         The Board of Directors of Infocrossing, Inc. (the "Company") has adopted this Charter to govern the operations of the Audit Committee (the "Committee") of the Company's Board of Directors. The Committee shall review and reassess the Charter at least annually. It shall report the findings of such review and reassessment to the Company's Board of Directors at least annually. At such time, the Board of Director's will determine if any modifications to this Charter are required.

ORGANIZATION OF THE AUDIT COMMITTEE

         The Committee shall be appointed by the Board of Directors and shall comprise at least three Directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise. The Company's Board of Directors shall appoint one of the members as Chairperson of the Committee.

STATEMENT OF POLICY

         The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and financial reporting process; the systems of internal accounting and financial controls; the annual independent audit of the Company's financial statements; and the legal compliance and ethic programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

         The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in discharging its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set overall corporate policies for quality financial reporting, sound business risk practices, and ethical behavior.

         The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

          o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors by the Board of Directors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall discuss any disclosed relationships between the outside auditor and the Company and the impact of such relationships on the outside auditor's independence. The Committee shall recommend to the Board the appropriate action to oversee the independence of the outside auditor.

          o Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to approval by the Board of Directors.

          o The Committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including systems to monitor and manage business risk as well as legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examination.

          o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairperson of the Committee may represent the entire Committee for the purpose of this review.

          o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

          o The Committee shall prepare the report required by the Securities and Exchange Commission to be included in the proxy statement used in connection with the annual meeting of the Company's stockholders.

          o In order to fulfill its obligations hereunder, the Committee shall meet as often as it deems necessary. Such meetings may be conducted in person or via telephonic conferencing equipment. The Committee shall maintain written minutes of all meetings and provide copies of such minutes to the Company's Board of Directors.

                                   APPENDIX B

                                2002 STOCK OPTION
                      AND STOCK APPRECIATION RIGHTS PLAN OF
                               INFOCROSSING, INC.


1. PURPOSE. The Purpose of this 2002 Stock Option and Stock Appreciation Rights Plan ("PLAN") of Infocrossing, Inc., a Delaware corporation, is to encourage certain officers, employees, directors and consultants of the Company (as hereinafter defined) to acquire and hold stock in the Company as an added incentive to remain with the Company and to increase their efforts in promoting the interests of the Company and to enable the Company to attract and retain persons of competence.

The term "SUBSIDIARY," as used herein, shall mean any corporation (other than Infocrossing, Inc.) in an unbroken chain of corporations beginning with and including Infocrossing, Inc., if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "COMPANY," as used herein shall include Infocrossing, Inc. and any present or future subsidiary thereof.

2. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Awards under the Plan shall be granted in the form of stock options ("OPTION" OR "OPTIONS"), which may either qualify for treatment as Incentive Stock Options ("ISOS") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, (THE "IRC") or not so qualify ("NON-QUALIFYING STOCK OPTIONS" OR "NQSOS"). Either type of Option may be accompanied by general or limited stock appreciation rights.

The term "SHARES," as used herein, shall mean shares of the common stock, $.01 par value, of the Company. The term "GENERAL RIGHT" shall mean a stock appreciation right as defined in Section 9. The term "LIMITED RIGHT" shall mean a stock appreciation right as defined in section 10. The term "RIGHT" shall mean any General Right or Limited Right.

The aggregate number of Shares which may be issued and sold under the Plan shall not, except as such number may be adjusted pursuant to Section 8 hereof, exceed 1,000,000 Shares, which may be either authorized and unissued Shares or issued Shares reacquired by the Company. The total number of Shares subject to Options authorized under the Plan shall be subject to increase or decrease in order to give effect to the adjustment provisions of Section 8 hereof and to give effect to any amendment adopted as provided in Section 12 hereof. Notwithstanding the above limitation, any shares subject to an Option under the Plan which terminates, is canceled or expires for any reason without being either exercised in full or surrendered in full in connection with the exercise of a Right, may again be subjected to an Option under the Plan, unless the Plan shall have been terminated. Existing Options may be canceled and new options granted at a lower price in the event of decline in the market value of the Shares.

3. ELIGIBILITY. ISO awards shall be granted only to officers (including those who are also directors) and other employees who, at the time of the grant of the award (a) are employees of the Company and (b) shall be selected by the Committee (as hereinafter defined). NQSO awards shall be granted only to officers, employees, directors and consultants of the Company who, at the time of grant of the award (a) serve in one or more of such capacities with the Company and (b) shall be selected by the Committee. A person to whom an award is granted hereunder is hereafter sometimes referred to as an "OPTIONEE."

Optionees are eligible to receive more than one Option grant during the life of the Plan and such Option may be in addition to or in substitution for, an Option or Options previously granted under the Plan, under another stock option plan of the Company or under a plan of another corporation assumed by the Company. Related Rights may also be granted to such Optionee, pursuant to Section 9 and 10 hereof, concurrently with or subsequent to any grant of Options. No Options or Rights shall be granted under the Plan after the tenth anniversary date of the adoption of the Plan by the Company's Board of Directors.

Each Option and/or Right granted pursuant to the Plan shall be evidenced by a written Option and/or Right Agreement between the Company and the Optionee which shall contain such provisions, terms and conditions including the period of their exercise, whether in installments or otherwise, which need not be the same for all Options or Rights, as the Committee shall determine to be appropriate and within the contemplation of the Plan.

As used in the Plan, the term "EMPLOYMENT" shall mean employment by the Company, and the term "EMPLOYEE" shall be deemed to include any salaried officer and any salaried person who is also a director; provided, that a director who is not a salaried employee shall not be entitled to receive or hold an ISO under the Plan. Whether military, government or public service shall constitute termination of employment for purposes of this Plan or any option granted thereunder shall be determined in each case by the Committee.

Notwithstanding anything to the contrary continued herein, each Non-Employee Director (as defined below) shall automatically receive an Option to purchase 1,250 Shares for each meeting of the Board of Directors of the Company (the "Board") attended by that Non-Employee Director. A "meeting" for purposes of the preceding sentence shall include only those meetings of the Board when at least a majority of the directors are present at a single location. As used in the Plan, the term "Non-Employee Director" shall mean a director of the Company who
(i) is not currently an officer or employee of the Company or any subsidiary, does not receive compensation in excess of $60,000 for services rendered to the Company other than as a director, and (iii) is not engaged in a business relationship with the Company that must be disclosed under federal securities laws.

4. ADMINISTRATION OF THE PLAN.. The Board may appoint a separate committee or direct the Options and Compensation Committee to assist the Board in administering the Plan. Any committee that will assist in administering the Plan shall consist of not less than three members of the Board, no less than two of whom shall be Non-Employee Directors; provided, that any grants made by such committee shall be approved solely by a majority of the Non-Employee Directors. For purposes of the Plan, any committee assisting the Board with the administration of the Plan shall be referred to as the Committee. Notwithstanding anything to the contrary herein, the Board may take any action that may be taken by the Committee.

Subject to the express provisions of the Plan, the committee shall have the authority, exercisable in its discretion, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan including, without limiting the generality of the foregoing, to grant Options, to determine the purchase price of the Shares covered by each Option, the persons to who, and the time or times at which, Options shall be granted and the number of Shares to be covered by each Option; to determine which Options shall be accompanied by Rights; to interpret the Plan; to determine, in the case of employees, whether Options shall be ISO's or NQSO's to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option and/or Rights Agreement (which need not be identical) entered into in connection with awards under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Vacancies in the Committee shall be filled by the Board. The Committee may act by a majority of its members either at a meeting, by written consent, or conference telephone meeting. No member of the Board or of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Right. The Board may at any time remove one of more members of the Committee and substitute others, and a majority of disinterested members of the Board shall at all times have the right to exercise any and all rights and powers of the Committee.

5. OPTION PRICE. The purchase price of the Shares covered by each Option shall be established by the Committee, but in no event shall be less than 50% of the Fair Market Value of the Shares on the date the Option is granted. Notwithstanding the foregoing, the purchase price of the Shares covered by each Option granted to a Non-Employee Director shall be the Fair Market Value of the Shares on the date the Option is granted. The term "FAIR MARKET VALUE" shall mean (i) if the Shares are listed on a national securities exchange or the NASDAQ system, the mean between the highest and lowest sales prices for the Shares on such date, or, if no such prices are reported for such day, then on the next preceding day on which there were reported prices or (ii) if the Shares are not listed on a national securities exchange or the NASDAQ system, the mean between the bid and asked prices for the shares on such date, or if no such prices are reported for such day, then on the next preceding day on which there were reported prices. In the case of an ISO, in no event shall the purchase price of the Shares covered by the ISO be less than 100% of the Fair Market Value of the Shares on the date the ISO is granted. In the case of an ISO granted to an employee who owns, directly or through attribution, more than 10 percent of the total voting power of all classes of stock of the Company (an "INSIDER ISO"), the purchase price of the Shares shall in no event be less than 110% of the Fair Market Value of the Shares on the date the ISO is granted. The Option price may be subject to adjustment in accordance with the provisions of
Section 8 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the date on which Option is granted. The price so determined shall also be applicable in connection with the exercise of any related Right.

6. PERIOD OF OPTION AND CERTAIN LIMITATIONS ON RIGHT TO EXERCISE.

         (a) Options shall be exercisable over the Option period as, and at the times the Committee determines. The Option period shall be determined by the Committee, but shall not exceed ten years from the date of the grant of such option (except as provided in (e) below). In the case of an Insider ISO, the Option period shall not exceed five years from the date of the grant of such Option.

         (b) Except as provided in (d) and (e) below, however, an ISO may not be exercised unless the Optionee is then in the employ of the Company and shall have been continuously so employed since the date of the grant of the Option. Absence on leave approved by the Committee shall not be considered a termination of employment for any purpose of the Plan. The Committee may, if it or counsel for the Company shall deem it necessary or desirable for any reason, require as a condition of exercise, that the Optionee (or the purchaser acting under (c) or (e) below) represent in writing to the Company at the time of the exercise of such Option that it is the Optionee's then intention to acquire the Shares as to which the Option is then being exercised for investment and not with a view to the distribution thereof.

         (c) Options granted under the Plan to an Optionee shall not be transferable otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by him or his legal guardian or legal representative. A transfer of an Option by will or by the laws of descent and distribution shall not be effective unless the Committee shall have been furnished with such evidence as it may deem necessary to establish the validity of the transfer.

         (d) Unless earlier terminated in accordance with their terms, all Options of any Optionee shall terminate ninety days after any of the following:

          (i) voluntary termination of employment by the Optionee, with or without Company consent, or

          (ii) termination of the Optionee's employment by the Company other than for cause, or

          (iii) termination of the Optionee's employment because of disability, retirement, or because the employing subsidiary has ceased to be a subsidiary of the Company and the Optionee did not, prior thereto or contemporaneously therewith, become an employee of the Company or of another subsidiary, or

          (iv) termination of the Optionee's service as a director or consultant of the Company (other than for cause), unless the Optionee remains thereafter an employee of the Company; provided, that if the employment of an Optionee (or service as a director or consultant) shall be terminated for cause (which shall be determined by the Committee), all of such Optionee's Options shall terminate as of the date of such termination for cause.

         (e) If an Optionee dies while in the employ of the Company or in the service of the Company as a director or consultant, or within ninety days after the date on which the Optionee ceased to be an employee, director or consultant of the Company (other than by reason of termination for cause), the Option theretofore granted to the Optionee shall be exercisable by the Optionee's estate, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee, but only within a period of twelve calendar months next succeeding such death and then only if and to the extent that the Optionee was entitled to exercise such Option at the date of death, except that the number of shares may be adjusted in accordance with the provisions of Section 8 hereof.

         (f) An ISO, granted under the Plan, in order to remain qualified as such, shall be subject to all other limitations on exercise imposed by the IRC to qualify for treatment as an ISO.

7. PAYMENT OF OPTIONS PRICE AND CANCELLATION OF OPTIONS. An Option granted under the Plan shall be exercised by giving written notice of such exercise to the Secretary of the Company. The Option price for the Shares with respect to which any Option is exercised shall be paid in full at the time of exercise.

The Option price shall be paid in (a) cash, (b) with the approval of the Committee (which may be withheld in its sole discretion), Shares having a fair market value, as determined by the Committee, at least equal to the Option price, (c) the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise, or (d) any combination of the foregoing; and with the approval of the Committee (which may be withheld in its sole discretion) may be affected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; PROVIDED, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law. An Option may not be exercised for a fraction of a Share. No holder of any Option or legal representative, legatee or distributee of such holder, as the case may be, will be, or will be deemed to be, a holder of any Shares covered by an Option unless and until certificates for the Shares are issued to the Optionee or representative, legatee or distributee under the Plan.

8. EFFECT OF CHANGES IN SHARES If there is any change in the Shares of the Company through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of Shares, or otherwise, the number of Shares available for Options or Rights and the number of Shares thereof covered by outstanding Options or Rights, shall be proportionately adjusted for any increase or decrease in the number of issued Shares by the Board; provided, that any fractional Shares resulting from such adjustment shall be eliminated, by rounding to the nearest, whole number.

In the event of the proposed dissolution or liquidation of the Company, or in the event of an offer as defined in Section 10, or a proposed sale of substantially all of the assets of the Company, or in the event of any merger or consolidation of the Company with or into another corporation, or in the event of any corporate separation or dissolution including, but not limited to, split-up, split-off or spin off, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option, at its then aggregate exercise price, solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, sale, consolidation or merger, or similar corporate event, by a holder of the number of Shares for which such Option might have been exercised immediately prior to such dissolution, liquidation, sale, consolidation or merger; or the Committee may provide, in the alternative, that each Option and Right granted under the Plan shall terminate as of a date to be fixed by the Board; provided, that no less than thirty days written notice of the date so fixed shall be given to each holder of Options and Rights, and each holder of Options and Rights shall have the right, during the period of thirty days preceding such termination, to exercise the Options and Rights as to all or any part of the Shares covered thereby, including Shares as to which such Options and Rights would not otherwise be exercisable.

The preceding paragraph shall not apply to a merger or consolidation in which the Company is the surviving corporation and Shares are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of any corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or commination, but including any change in the Shares into two or more classes or series of shares), the Committee may provide that the holder of each Option and Right then exercisable shall have the right to exercise such Option or Right solely for the kind and amount of shares of Stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares for which such Option or Right might have been exercised.

9.  STOCK APPRECIATION RIGHTS - GENERAL RIGHTS.

         (a) The Committee shall have authority to grant a General Right to the holder of any Option granted under this Plan (the "RELATED OPTION") with respect to all or some of the Shares covered by such Related Option. A General Right may be granted either at the time of grant of the Related Option or at any time thereafter during its term. Each General Right shall be exercisable only if, and to the extent that, the Related Option is exercisable. Notwithstanding the provisions of the preceding sentence, no General Right may be exercised until the expiration of six months from the date of grant of the General Right unless prior to the expiration of such six-month period the holder of the General Right ceases to be an employee of the Company because of such holder's death or physical or mental incapacity. Upon the exercise of a General Right, the Related Option shall cease to be exercisable to the extent of the Shares with respect to which such General Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of Shares available for the grant of further Options pursuant to this Plan. Upon the exercise or termination of a Related Option, the General Right with respect to such Related Options shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

         (b) The term "SPREAD" as used in this Section 9 shall mean with respect to the exercise of any General Right and amount equal to the product computed by multiplying (i) the excess of (A) the Fair Market Value per Share on the date such General Right is exercised over (B) the purchase price per Share at which the Related Option is exercisable by (ii) the number of Shares with respect to which such General Right is being exercised.

         (c) Upon the exercise of a General Right, the holder thereof, except as provided in Paragraph (d) of this Section 9, shall be entitled at the holder's election to receive either:

          (i) a number of Shares equal to the quotient computed by dividing the Spread by the Fair Market Value per Share on the date of exercise of the General Right; provided, that in lieu of fractional of Shares the Company shall pay cash equal to the same fraction of the Fair Market Value per Share on the date of exercise of the General Right, or

          (ii) an amount in cash equal to the Spread, or

          (iii) a combination of cash in the amount specified in such holder's notice of exercise, and a number of Shares calculated as provided in Clause (i) of this Paragraph (c), after reducing the Spread by such cash amount, plus cash in lieu of any fractional Share as above provided.

         (d) Notwithstanding the provisions of Paragraph (c) of this Section 9, the Committee shall have sole discretion to consent to or disapprove the election of a holder of a General Right to receive cash in whole or in part ("CASH ELECTION"), upon the exercise of a General Right. Such consent or disapproval may be given at any time after the election to which it relates. If the Committee shall disapprove a Cash Election, the exercise of the General Right with respect to which the Cash Election was made shall be of no effect but without prejudice to the right of the holder to exercise the General Right in the future in accordance with its terms.

         (e) Notwithstanding the provisions of Paragraph (c) of this Section 9, a Cash Election may be made only during the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of sales and the earnings of the Company and ending on the 12th business day following such date.

         (f) A General Right may be granted to an Optionee irrespective of whether such Optionee is being granted or has been granted a Limited Right.

         (g) A General Right shall not be transferable except by will or by the law of descent and distribution. During the life of a holder of a General Right, the General Right shall be exercisable only by such holder or the holder's guardian or legal representative.

         (h) A person exercising a General Right shall not be treated as having become the owner of any Shares issued on such exercise until the Secretary of the Company shall have given written notification to the Transfer Agent of such exercise.

         (i) Each General Right shall be granted on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a right agreement, setting forth such terms and conditions, executed by the Company and the holder of the General Right (the "RIGHT AGREEMENT").

         (j) To exercise a General Right, the holder shall (i) give written notice thereof to the Company in form satisfactory to the Committee addressed to the Secretary of the Company specifying (A) the number of Shares with respect to which the General Right is being exercised, and (B) the amount the holder elects to receive in cash and the amount the holder elects to receive in Shares with respect to the exercise of the General Right, and (ii) if requested by the Committee, deliver the Right Agreement relating to the General Right being exercised and the Option Agreement for the Option to which such General Right relates to the Secretary of the Company who shall endorse thereon a notation of such exercise and return the Right Agreement and Option Agreement to the Optionee. The date of exercise of a General Right which is validly exercised shall be deemed to be the date on which the Secretary of the Company shall have received the instruments referred to in the first sentence of this Paragraph
(j).

         (k) The Company intends that Section 9 shall comply with the requirements of Rule 16b-3 (the "RULE") under the Securities Exchange Act of 1934 during the term of this Plan. Should any provisions of this Section 9 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for Section 9 to comply with the requirements of the Rule, the Board or Committee may amend this Plan to add to or modify the provisions of this Plan accordingly.

10. STOCK APPRECIATION RIGHTS - LIMITED RIGHTS.

         (a) The Committee shall have authority to grant a Limited Right to the holder of any Option granted under this Plan (the "RELATED OPTION") with respect to all or some of the Shares covered by such Related Option. A Limited Right may be granted either at the time of grant of the Related Option or at any time thereafter during its term. A Limited Right may be granted to an Optionee irrespective of whether such Optionee is being granted or has been granted a General Right. A Limited Right may be exercised only during the period beginning on the first day following the date of expiration of any Offer (as that term is defined in Paragraph (b) of this Section 10) for Shares and ending on the thirtieth day following such date. Each Limited Right shall be exercisable only if, and to the extent that, the Related Option is exercisable. Notwithstanding the provisions of the two immediately preceding sentences, no Limited Right may be exercised until the expiration of six months from the date of grant of the Limited Right. Upon the exercise of a Limited Right, the Related Option shall cease to be exercisable to the extent of the Shares with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of Shares available for the grant of further Options pursuant to this Plan. Upon the exercise or termination of a Related Option, the Limited Right with respect to such Related Option shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

         (b) The term "OFFER" as used in this Section 10 shall mean any tender offer or exchange offer for Shares, other than one made by the Company; provided that the corporation, person or other entity making the Offer acquires Shares pursuant to such Offer.

         (c) The term "OFFER PRICE PER SHARE" as used in this Section 10 shall mean with respect to the exercise of any Limited Right, the highest price per Share paid in any Offer which Offer is in effect at any time during the period beginning on the sixtieth day prior to the date on which such Limited Right is exercised and ending on the date on which such Limited Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (i) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (ii) the valuation placed on such securities or property by the Committee.

         (d) The term "SPREAD" as used in this Section 10 shall mean with respect to the exercise of any Limited Right an amount equal to the product computed by multiplying (i) the excess of (A) the Offer Price per Share over (B) the purchase price per Share at which the Related Option is exercisable by (ii) the number of Shares with respect to which such Limited Right is being exercised.

         (e) Upon the exercise of a Limited Right, the holder thereof shall receive an amount in cash equal to the Spread.

         (f) Notwithstanding any other provision of this Plan, no General Right may be exercised at a time when any Limited Rights held by the holder of such General Right may be exercised.

         (g) Paragraphs (g) through (k) of Section 9 with respect to transfer and exercise of a General Right and compliance of the Plan with the requirements of the Rule shall apply to Limited Rights with the same effect as if set forth in this Section 10.

11. SUBSTITUTE AWARDS. If an employee of a corporation, other than the Company, holds a stock option or stock appreciation right granted by such employee's employer-corporation (meaning thereby the corporation which actually employs the employee and any corporation which directly or indirectly controls the employee's actual employer), and the employee becomes an eligible employee of the company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company and the employee's employer-corporation ("REORGANIZATION"), then the Committee may select such employee as an Optionee and direct the granting to the employee of an award of Options and/or Rights in substitution for the stock options and/or stock appreciation rights held by the employee. The Committee shall determine the terms and conditions of the substitute awards which may vary from the terms and conditions required by the Plan. At the time of any substitute award, the Committee shall determine the number of shares to be taken into account and the exercise price per Share consistent with the provisions of the Plan.

12. AMENDMENT AND DISCONTINUANCE OF THE PLAN. The Board may at any time amend, modify, suspend or terminate the Plan, but except in accordance with the provisions of Section 8 hereof, no change shall be made which will have a material adverse effect upon any Option or Right previously granted unless the consent of the Optionee is obtained; provided, that, except in the case of adjustments made pursuant to Section 8 hereof, the Board may not, without further approval of the stockholders, (a) increase the maximum number of Shares for which Options and/or Rights may be granted under the Plan, or (b) change the class of persons eligible to receive Options and/or Rights.

13. APPROVAL BY STOCKHOLDERS. The Plan shall become effective upon approval by the stockholders of Infocrossing, Inc., a Delaware corporation.

14. USE OF PROCEEDS. The proceeds from the sale of Shares pursuant to Options granted under the Plan shall constitute general funds of the Company and many be used for its corporate purposes as the Board may determine.

15. AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES If the Committee shall so require, as a condition of exercise, each Optionee shall agree that:

                  (i) no later than the date of exercise of any Option and/or Right granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares subject to Options and/or Rights; and

                  (ii) the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind, otherwise due to the Optionee, federal, state or local taxes of any kind required by law to be withheld with respect to the Shares subject to Options and/or Rights.

16. RESTRICTED SHARES. In its discretion the Committee may issue Shares subject to certain restrictions upon exercise of Options pursuant to Section 7 or upon exercise of a General Right and election to receive Shares pursuant to Section 9 of the Plan. The term "RESTRICTED SHARES" shall mean the Shares that are made subject to restrictions on the transferability thereof until the recipient has remained in the employ of the Company or a Subsidiary for a specified period of time.

         (a) All restricted Shares shall be subject to (i) such restrictions on the transferability and encumbrance thereof until the recipient has remained in the employ of the Company for the period of time specified by the Committee with respect thereto, (ii) such provisions relating to the forfeiture of and right of the Company to reacquire the Shares if the recipient's employment terminates within such period of time, (iii) such provisions relating to the lapse of such restrictions, and (iv) such other terms and conditions, as may be determined by the Committee and are set forth in the Option Agreement. All stock certificates for such Shares shall bear a legend that the Shares represented thereby are subject to such restrictions, provisions, terms and conditions. If the Committee so determines, the stock certificates representing Restricted Shares shall be deposited by the recipient with a third party designated by the Committee until the restrictions thereon have lapsed.

         (b) The existence of restrictions on Restricted Shares shall not affect the rights of the recipient as a stockholder of the Company including the right to receive dividends on and to vote such Restricted Shares except that any Shares issued as a stock dividend on or in a stock spilt-up of the Restricted Shares or any other securities issued in exchange for the Restricted Shares shall be subject to the same restrictions, provisions, terms and conditions that are applicable to the Restricted Shares.

                                 FORM OF PROXY

[FRONT]

                               INFOCROSSING, INC.
                  PROXY FOR THE ANNUAL MEETING ON JUNE 25, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Zach Lonstein and Robert B. Wallach proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Infocrossing, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2 Christie Heights Street, Leonia, New Jersey, on Tuesday, June 25, 2002 at 9:00AM local time, and at any adjournments thereof, (the "Meeting") as indicated on the proposals described in the Proxy Statement and all other matters properly coming before the Meeting.

                  DATED:     ________________________________________, 2002


                  Signature:  --------------------------------------------


                 Signature:   --------------------------------------------

                 Please sign exactly as your name or names appear to the left. For joint accounts, both owners must sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.



[BACK]


          A VOTE FOR ALL ITEMS IS RECOMMENDED BY THE BOARD OF DIRECTORS

1.  ELECTION OF DIRECTORS:
            |_| FOR all nominees listed below (except as marked to the contrary)
            Zach Lonstein,   Samantha McCuen,   Robert B. Wallach
            |_| WITHHOLD AUTHORITY to vote for ALL nominees
INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the following space:

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPROVAL OF THE ISSUANCE OF WARRANTS TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK.
            |_| FOR |_| AGAINST |_| ABSTAIN

3. PROPOSAL TO ADOPT THE COMPANY'S 2002 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN.
            |_| FOR |_| AGAINST |_| ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

       IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE